                                                                     EXHIBIT 4.2

                     SPECIMEN OF PREFERRED STOCK CERTIFICATE

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE CORPORATION THAT
(A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AND APPLICABLE LAW.

                               SEMCO ENERGY, INC.

              5.00% SERIES B CONVERTIBLE CUMULATIVE PREFERRED STOCK

NO. 001                                              NUMBER OF SHARES
                                                     OF PREFERRED STOCK:_______
CUSIP NO._______

     SEMCO Energy, Inc., a corporation incorporated under the laws of the State of Michigan (the "Corporation"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ______ fully paid and non-assessable shares of preferred stock of the Corporation designated the 5.00% Series B Convertible Cumulative Preferred Stock (par value $1) (liquidation preference $200 per share) (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated ____ __, ____, as the same may be amended from time to time (the "Certificate of Designation") and the Corporation's Restated Articles of Incorporation (the "Articles of Incorporation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation and the Articles of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.

     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and Articles of Incorporation and is entitled to the benefits thereunder.

     Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Corporation has executed this certificate this ___day of _____, _____.

                                              SEMCO ENERGY, INC.


                                              By:__________
                                              Name:
                                              Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION


     These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designation.


         Dated:   _____________


                                                    NATIONAL CITY BANK, as
                                                    Transfer Agent,



                                                    By:  _______________________
                                                         Authorized Signatory

                               REVERSE OF SECURITY


     Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

     The shares of Preferred Stock shall be convertible into the Corporation's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

     The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock or evidenced hereby to:


     (Insert assignee's social security or tax identification number)





     (Insert address and zip code of assignee)

      and irrevocably appoints:





     agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.


         Date:__________________________________

         Signature:_______________________________


     (Sign exactly as your name appears on the other side of this Preferred Stock Certificate)


         Signature Guarantee(1):
_____________________________________________________________________

____________

(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.